Exhibit 10.30

AMENDMENT NO 2

THIS AMENDMENT No. 2 (the “Amendment”), is entered into with effect from the 30th day of June 2016 (the “Effective Date”) by and among SKYVIEW CAPITAL, LLC, a Delaware limited liability company, with its headquarters at Suite 810-N, 2000 Avenue of the Stars, Los Angeles, CA 90067 (“Skyview”); MIMIO, LLC, a Delaware limited liability company (“Mimio” or the “Company”); MIM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), with its principal place of business at 10951 West Pico, Los Angeles, CA 90064; and BOXLIGHT CORPORATION, a Nevada corporation (“BOXL”). This Amendment is intended to amend the Membership Interest Purchase Agreement dated as of September 28, 2015 (the “Agreement”), as amended on November 3, 2015 (“Amendment 1”), among Skyview, the Company and Holdings. The Company, Holdings, and BOXL are sometimes herein collectively referred to as the “Credit Parties” and Skyview and the Credit Parties are sometimes herein collectively referred to as the “Parties”.

Recitals

WHEREAS, pursuant to the Agreement and Amendment 1, Skyview sold to Holdings, all of the Membership Interests in the Company, subject to the terms and conditions set forth in the Agreement, and

WHEREAS, pursuant to Amendment 1, Skyview accepted as payment of the $3,425,000 purchase price for the Membership Interests in the Company, a 6% $3,425,000 secured promissory note of Holdings and in the form of Exhibit A annexed to Amendment 1 (the “Purchase Note”), and

WHEREAS, effective as of May 1, 2016, BOXL purchased from an assignee of VC2 Capital Partners LLC, 100% of the membership interest in Holdings and agreed to assume responsibility to pay the Purchase Note, when due; and

WHEREAS, the Credit Parties intends to consummate (a) on or before August 3, 2016, a senior secured debt financing facility (the “Senior Debt Facility”) from an asset based lender (the “Senior Lender”), and (b) an initial public offering of BOXL common stock (the “BOXL IPO”); and

WHEREAS, the Company has an outstanding payment obligation owed to an Affiliate of Skyview, NewNet Communication Technologies, LLC (“NewNet”), in the sum of $235,507.50, which said sum BOXL has assumed, acknowledges is due and owing without objection, and agrees form part of the obligations payable under the Purchase Note.

WHEREAS, the Parties now wish to amend the Agreement and Amendment 1 (collectively, the “Skyview Purchase Agreements”) to modify the Purchase Price and the Purchase Note, all upon the terms set out below.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Terms and Conditions

1.	GENERAL

All terms with capital letters and not otherwise defined in this Amendment shall have the same meanings given to them in the Skyview Purchase Agreements.

2.	AMENDMENTS

2.1.	Purchase Price and Purchase Note

Section 2.02 of the Agreement shall be deleted and replaced with the following provisions:

Section 2.02. Purchase Price. The aggregate purchase price for the Membership Interests, including (a) sums required to discharge a debt owed by the Company to NewNet in the amount of $235,507.50, and (b) unpaid and accrued interest due as of 30th June 2016 in the sum of $34,250, shall be Three Million Six Hundred Ninety Four Thousand Seven Hundred and Fifty Seven Dollars and Fifty Cents ($3,694,757.50) (the “Purchase Price”), payable in full by delivery to Skyview of (a) $34.250 in cash to be paid to Skyview on or before July 5, 2016, and (b) $3,660,507.50 on the Effective Date in the form of a 6% $3,660,507.50 secured promissory note of Holdings described below and in the form of Exhibit A annexed to this Amendment 2 (the “Purchase Note”).

CONFIDENTIAL AND RESTRICTED

The Purchase Note, inter alia:

(i)	shall bear interest at the rate of 6% per annum which shall accrue from the Closing Date and shall be payable quarterly in arrears;

(ii)	an aggregate of $2,200,000 principal amount of the Purchase Note (the “First Installment Payment”) shall be due and payable on or before the earlier of (A) August 3, 2016, or (B) out of the net proceeds of the Senior Debt Facility provided by a Senior Lender; and

(iii)	the remaining balance of the Purchase Note shall be due and payable on the earlier to occur of November 3, 2016, or the occurrence and continuation of an “Event of Default,” as described therein (the “Maturity Date”);

(iv)	the Company shall procure that the Purchase Note is unconditionally guaranteed by VERT CAPITAL CORP., a Delaware corporation (“Vert”), VC2 PARTNERS, LLC, a Delaware limited liability company and BOXL (“VC2 and, together with Vert and BOXL, individually and collectively, the “Guarantors”) pursuant to the Amended and Restated Guaranty Agreement in the form of Exhibit B annexed hereto and made a part hereof; and

(v)	shall continue to be secured by a lien on the assets of Mimio pursuant to the Security Agreement in the form of Exhibit C annexed to Amendment 1.

Until the Purchase Note shall be paid in full, Holdings shall provide Skyview with quarterly unaudited balance sheet and statement of operations of Mimio and such additional financial reports as Skyview may reasonably require.

2.2.	Subordination Agreement

Upon consummation of the Senior Debt Facility and simultaneous with the payment of the First Installment Payment, Skyview hereby agrees to subordinate, in a manner deemed acceptable by the Senior Lender, its lien and security interest on the assets of Mimio and to enter into an intercreditor and subordination agreement with the Senior Lender in form and substance acceptable to the Senior Lender (the “Subordination Agreement”).

2.3	Related Party Indebtedness.

The increased Purchase Price set forth in this Amendment 2 settles and discharges all related party obligations owed by Mimio to Skyview or its Affiliates as at the November 2015 Closing Date of the Purchase Agreement.

3.	RATIFICATION

Except as specifically stated in this Amendment No. 2, all of the other terms and conditions of the Purchase Agreement are, in all other respects, ratified and confirmed and shall continue in full force and effect.

SIGNATURE PAGE FOLLOW

CONFIDENTIAL AND RESTRICTED

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No 2 as of the date first above written.

SKYVIEW CAPITAL, LLC	MIMIO, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

MIM HOLDINGS, LLC	BOXLIGHT CORPORATION

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

CONFIDENTIAL AND RESTRICTED

Exhibit A

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER.

MIM HOLDINGS, LLC

AMENDED AND RESTATED INSTALLMENT NOTE

Issuance Date: as of November 4, 2015

Effective Date: June 30, 2016	$3,660,507.50

FOR VALUE RECEIVED, MIM HOLDINGS, LLC, a Delaware corporation (referred to herein as “Borrower”) with a business address at 10951 West Pico Boulevard, Suite 102, Los Angeles, CA 90064, hereby unconditionally agrees and promises to pay to the order of SKYVIEW CAPITAL, LLC, a Delaware limited liability company (“Skyview”), and/or its successors and assigns (together with Skyview, collectively, the “Holder”), at the office of Skyview at 2000 Avenue of the Stars, Suite 810-N, Los Angeles, CA 90067, or such other place as the Holder may from time to time designate, in lawful money of the United States of America, the principal sum of THREE MILLION SIX HUNDRED SIXTY THOUSAND FIVE HUNDRED AND SEVEN DOLLARS AND FIFTY CENTS ($3,660,507.50) (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (as defined below).

Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Membership Interest Purchase Agreement, dated as of September 28, 2015, as amended by Amendment No. 1 dated November 3, 2015, and as further amended by Amendment No. 2, dated as of the Effective Date, among Borrower, Boxlight Corporation, a Nevada corporation, as successor-in-interest to VC2 Partners LLC (“BOXL”), Mimio, LLC, a Delaware limited liability company (“Mimio”) and Skyview (collectively, the “Purchase Agreement”). All terms not otherwise defined in this Note shall have the same meaning as they are defined in Amendment No. 2 to the Purchase Agreement. This Note is the Purchase Note being issued by the Borrower under the Purchase Agreement.

1. Principal Indebtedness of the Note. The unpaid Principal Indebtedness under this Note, shall be due and payable as follows:

(a) an aggregate of $2,200,000 principal amount of the Purchase Note (the “First Installment Payment”) shall be due and payable on or before the earlier of (i) August 3, 2016, or (ii) out of the new proceeds of the Senior Debt Facility provided by a Senior Lender (the “First Installment Payment Date”); and

(b) the entire unpaid balance of the Principal Indebtedness, together with any accrued and unpaid interest at the Interest Rate hereon, shall be due and payable on the earlier to occur of (a) the occurrence of an Event of Default (as defined herein), or (b) November 3, 2016 (the “Final Maturity Date”).

2. Interest. Interest shall be payable on the outstanding Principal Indebtedness (“Interest”) at the rate of six (6%) percent per annum (the “Interest Rate”) and shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. Interest shall be payable in cash, quarterly in arrears, commencing 90 days following the Issuance Date.

3. Default Interest Rate. During any period in which an Event of Default has occurred and is continuing, Interest shall accrue on the outstanding Principal Indebtedness at the rate per annum equal to twelve (12%) percent (the “Default Interest Rate”), compounded monthly; provided, however, that in no event shall Borrower be obligated to pay Interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

4. Collateral. All obligations of the Borrower under this Note shall be secured by: (i) a security interest in the assets of Mimio, LLC and Borrower pursuant to the Security Agreement, and by the unconditional guaranty of BOXL, Vert Capital Corp. and VC2 Partners LLC (each the “Guarantor”) pursuant to the Guaranty Agreement.

5. Subordination of Final Payment under this Note. Upon consummation of the Senior Debt Facility and simultaneous with the payment of the First Installment Payment, the Holder hereby agrees to subordinate, in a manner deemed acceptable by the Senior Lender, its right of payment of the unpaid Principal Indebtedness under this Note and its lien and security interest on the assets of Mimio set forth in the Security Agreement, and to enter into an intercreditor and subordination agreement with the Senior Lender in form and substance acceptable to the Senior Lender (the “Subordination Agreement”).

6. Events of Defaults. The Holder is hereby authorized to declare all or any part of the entire outstanding Principal Indebtedness of this Note plus all Interest accrued thereon (the “Indebtedness”) immediately due and payable upon the occurrence of any of the following events (each, an “Event of Default”):

(a) the failure of Borrower or any Guarantor to pay the First Installment Payment by or the First Installment Payment Date or the entire unpaid Principal Indebtedness of this Note and all accrued Interest hereon on the Final Maturity Date, time being of the essence to all payments due hereunder; or

(b) the breach by Borrower or any Guarantor of any material covenant or agreement on its part to be performed under the Purchase Agreement or any document, instrument or agreement executed and delivered in connection with the transactions contemplated by the Purchase Agreement, which breach, if capable of being cured, is not cured by Borrower within thirty (30) days after written notice of such breach describing in reasonable detail the nature of the alleged breach has been given by Holder to Borrower and the Guarantors; or

(c) the filing by Borrower or any Guarantor of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute, or Borrower’s or Guarantor’s consent to or acquiescence in any such filing by a third party, or Borrower or Guarantor shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(d) the making by Borrower or any Guarantor of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of creditors by, Borrower, or Borrower’s consent to or acquiescence in any such application by a third party or Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(e) the insolvency of Borrower or any Guarantor or the failure of Borrower or any Guarantor generally to pay its debts as such debts become due; or

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(f) the dissolution, winding up, or termination of the business or cessation of operations of Borrower or Guarantor (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower or Guarantor pursuant to the provisions of Borrower’s charter documents), or Borrower or Guarantor shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(g) the occurrence of any “Event of Default” under and as defined in any document, instrument or agreement executed and delivered in connection with the transactions contemplated by the Purchase Agreement that has not been cured within any applicable cure period or waived by the Holder.

7. Prepayment. All payments shall be applied first to Interest and then to Principal Indebtedness. Borrower shall be permitted to prepay any amounts contemplated under this Note in full or in part prior to the Maturity Date, provided that each partial prepayment shall be applied to the remaining Installments in the inverse order of maturity.

8. Governing Law. The provisions of this Note shall be construed according to the internal substantive laws of the State of California without regard to conflict of laws principles. If any provision of this Note is in conflict with any statute or rule of law of the State of California or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed to be restated so that it may be enforced to the fullest extent permitted by law, and the remainder of this Note shall remain in full force and effect.

9. Acceleration. It is agreed that time is of the essence in the performance of this Note. Upon the occurrence and during the continuation of an Event of Default under this Note that is not cured within the applicable cure period, if any, set forth in herein, the Holder shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Note immediately due and payable; provided, however, that upon the occurrence of an Event of Default described in Section 6.1(c), 6.1(d), 6.1(e) or 6.1(f), the principal of and accrued interest and all other amounts due and owing under this Note (if not then due and payable) shall become due and payable immediately, without presentment, demand, notice, protest, declaration or any other requirement of any kind, all which Borrower expressly waives.

10. Fees. Borrower shall pay all of Holder’s reasonable fees and costs incurred in the preparation of this Note and any related documents. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, Borrower shall pay all reasonable costs of collection including reasonable attorneys’ fees.

11. Waivers. Borrower hereby waives diligence, presentment, demand, protest, 1notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

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12. Transfer. This Note may be transferred or assigned, in whole or in part, by the Holder at any time subject to the limitations set forth in the Purchase Agreement and herein. The term “Holder” as used herein shall also include any transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

13. Priority. All claims of the Holder to full payment of the outstanding Principal Indebtedness and accrued Interest thereon set forth herein shall be a senior secured obligation of the Borrower and each Guarantor, subordinated only to the rights of the Senior Lender under the Subordination Agreement.

14. Prior Note. This note amends, restates and supersedes in its entirety the Purchase Note executed and delivered in connection with Amendment No. 1 to the Purchase Agreement (the “Prior Note”).

15. Obligation Absolute. The obligation of Borrower to repay the Principal Indebtedness under this Note, together with all Interest accrued thereon, is absolute and unconditional, and there exists no Borrower right of set off, recoupment, counterclaim or defense of any nature whatsoever to payment of this Note.

16. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in Section 8.02 of the Purchase Agreement.

17. Borrower acknowledges that Holder’s willingness to issue this Note is based on the facts represented to Holder by Borrower as set forth in the Purchase Agreement.

HOLDER AND BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. BORROWER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the day and year first set forth above.

MIM HOLDINGS, LLC

By:
Name:	Adam E. Levin
Title:	Member and Manager

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Exhibit B

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of June 30, 2016, by BOXLIGHT CORPORATION, a Nevada corporation (“BOXL”), VERT CAPITAL CORP., a Delaware corporation (“Vert”), VC2 PARTNERS, LLC, a Delaware limited liability company (“VC2 and, together with Vert and BOXL, individually and collectively, the “Guarantor”) in favor of SKYVIEW CAPITAL, LLC, a Delaware limited liability company ( “Skyview”), or its registered assigns.

PREAMBLE

A. Reference is made to that certain amended and restated installment note in $3,660,507.50 principal amount, dated the Effective Date (the “Purchase Note”) issued by Mim Holdings, LLC, a Delaware limited liability company (the “Borrower”) in favor of Skyview, as partial payment of the Purchase Price for the Membership Interests set forth in the Membership Interest Purchase Agreement among VC2, the Borrower, Mimio, LLC and Skyview, dated as of September 28, 2015, as amended by Amendment No. 1, dated November 3, 2015 and as further amended by Amendment No. 2, dated as of June 30, 2016 (collectively, the “Purchase Agreement”). Unless otherwise defined herein, all capitalized terms in this Guaranty Agreement shall have the same meaning as they are defined in the Purchase Agreement.

B. An assignee of VC2 has heretofore transferred to BOXL the record and beneficial ownership of one hundred (100%) percent of the outstanding capital stock of Borrower (the “Borrower Equity”), and Vert is an Affiliate of VC2 and the Borrower and BOXL, and will derive benefits from the financial accommodations evidenced by the Purchase Agreement and the Purchase Note.

NOW, THEREFORE, in consideration of and as a material inducement to Skyview to enter into the Purchase Note, each Guarantor has agreed to execute this Guaranty in favor of Skyview, and each Guarantor does hereby jointly and severally represent, warrant, covenant and agree as follows:

1. Guaranty of Payment and Performance. Subject at all times to the provisions of Section 1(b) below:

(a) Each Guarantor hereby unconditionally and irrevocably guarantees to Skyview, the full and punctual payment when due (whether at stated maturity, by pre-payment, by acceleration or otherwise), of 100% of the obligations of Borrower under the Purchase Note (the “Guaranteed Obligation”)

(b) This Agreement and the Guaranty provided herein shall remain in full force and effect until all of the Guaranteed Obligations and the obligations of the Borrower under the Purchase Note have been paid in full.

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(c) This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Guaranteed Obligations. Should the Borrower default in the payment or performance of any of the Guaranteed Obligations, the obligations of each Guarantor hereunder with respect to such Guaranteed Obligations in default shall, upon demand by Skyview, become immediately due and payable to Skyview, without demand or notice of any nature, all of which are expressly waived by each Guarantor.

(d) Except as agreed by Skyview, in its sole discretion, Guarantor acknowledges and agrees that no distributions shall be made to Guarantor by reason of Borrower Equity or otherwise until the Purchase Note is paid by Borrower in full.

2. The Guarantor’s Agreement to Pay Enforcement Costs, etc. The Guarantor further agrees to pay to Skyview, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Skyview in connection with this Guaranty and the enforcement thereof.

3. Waivers by each Guarantor; Skyview’s Freedom to Act. The Guarantor agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Skyview with respect thereto. The Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any other person primarily or secondarily liable with respect to any of the Guaranteed Obligations or obligations of the Borrower, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligations and agrees that the obligations of each Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of Skyview to assert any claim or demand or to enforce any right or remedy against any other entity or other person primarily or secondarily liable with respect to any of the Guaranteed Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Guaranteed Obligation; (iii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the agreements evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Guaranteed Obligation; or (v) any other act or omission which might in any manner or to any extent vary the risk of each Guarantor or otherwise operate as a release or discharge of either Guarantor, all of which may be done without notice to either Guarantor.

4. Unenforceability of Obligations Against Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from Borrower by reason of Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if each Guarantor at all times had been the principal obligor on all such Guaranteed Obligations. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the agreements evidencing, securing or otherwise executed in connection with any Guaranteed Obligation shall be immediately due and payable by each Guarantor.

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5. Subrogation; Subordination.

5.1. Waiver of Rights. Until the final payment and performance in full of all of the Guaranteed Obligations, each Guarantor shall not exercise and hereby waives any rights against the Borrower arising as a result of payment by each Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with Skyview in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; and each Guarantor will not claim any setoff, recoupment or counterclaim against Borrower in respect of any liability of either Guarantor to Borrower.

5.2. Subordination. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to each Guarantor is hereby subordinated to the prior payment in full of all of the obligations of Borrower to Skyview. The Guarantor agrees that each Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to each Guarantor until all of the Guaranteed Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, each Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Guaranteed Obligations are still outstanding, such amounts shall be collected, enforced and received by each Guarantor as trustee for Skyview and be paid over to Skyview on account of the Guaranteed Obligations without affecting in any manner the liability of either Guarantor under the other provisions of this Guaranty.

6. Further Assurances. Each Guarantor agree that it will from time to time, at the reasonable request of Skyview, do all such things and execute all such documents as Skyview may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of Skyview.

7. Termination; Upon the indefeasible payment and performance of the obligations of Borrower to Skyview under the Purchase Note, this Agreement shall terminate.

8. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, his successors and assigns, and shall inure to the benefit of Skyview and its successors, transferees and assigns. The Guarantor may not assign any of his obligations hereunder.

9. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by either Guarantor therefrom shall be effective unless the same shall be in writing and signed by each Guarantor and Skyview. No failure on the part of Skyview to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

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10. Notices. All notices and other communications called for hereunder shall be made in the manner set forth in the Pledge and Security Agreement of Skyview and Guarantor of even date herewith between.

11. Governing Law; Consent to Jurisdiction. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF CALIFORNIA. Each Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of Los Angeles County, Los Angeles, California or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon each Guarantor by mail at the address specified by reference in Section 12. Each Guarantor hereby waives any objection that he may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

12. Waiver of Jury Trial. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES HIS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION, ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

13. Miscellaneous. This Guaranty constitutes the entire agreement of each Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement of Borrower to Skyview. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

BOXLIGHT CORPORATION

By:
Name:	Mark Elliott
Title:	Chief Executive Officer

VERT CAPITAL CORP.

By:
Name:	Adam E. Levin
Title:	Chief Executive Officer

VC2 PARTNERS, LLC

By:
Name:	Adam E. Levin
Title:	Chief Executive Officer

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EXHIBIT A

PURCHASE NOTE

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EXHIBIT B

Amended and Restated Guaranty Agreement

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